EXHIBIT 24

                               POWERS OF ATTORNEY

DATED FEBRUARY 18, 2008

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Rick Kozuback, James Yeager and James Domaz, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may or shall lawfully do or cause to be done by virtue hereof.


/s/  James Treliving                        /s/  Richard Kozuback
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James Treliving                             Richard Kozuback


/s/  Michael L. Bowlin                      /s/  Michael L. Hartzmark
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Michael L. Bowlin                           Michael L. Hartzmark


/s/  Terry S. Jacobs                        /s/  Stephen A. McConnell
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Terry S. Jacobs                             Stephen A. McConnell


/s/  George Melville                        /s/  Mark Schwartz
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George Melville                             Mark Schwartz